UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2023

Lazard Ltd
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 441-295-1422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter R. Orszag to Chief Executive Officer; Kenneth M. Jacobs Appointed Executive Chairman of the Board of Directors

On May 26, 2023, Lazard Ltd (the “Company”) announced that the Company’s Board of Directors appointed Mr. Peter R. Orszag, 54, currently Chief Executive Officer of the Financial Advisory business of the Company and Lazard Group LLC (“Lazard Group” and, collectively with the Company and its and their subsidiaries, affiliates, predecessors and successors, the “Firm”), (i) to succeed Mr. Kenneth M. Jacobs as Chief Executive Officer of the Company and Lazard Group and (ii) to serve as a member of the Board of Directors of the Company with an initial term expiring at the Company’s Annual General Meeting of Shareholders in 2026 (the “Appointments”), with such Appointments, in each case, to be effective as of October 1, 2023 (the “Transition Date”).

Mr. Jacobs will cease to serve as Chief Executive Officer of the Company and Lazard Group as of the Transition Date and has been appointed Executive Chairman of the Board of Directors of the Company, effective as of the Transition Date.

Mr. Orszag became Chief Executive Officer of the Firm’s Financial Advisory business in June 2019. Prior to such time, he was the Firm’s Head of North American Mergers & Acquisitions since July 2018 and Global Co-Head of Healthcare since November 2016. Mr. Orszag joined the Firm in May 2016 as a Vice Chairman of Investment Banking from Citigroup, where he was Vice Chairman of Corporate and Investment Banking and Chairman of the Financial Strategy and Solutions Group from January 2011 to February 2016. Mr. Orszag served as the Director of the Office of Management and Budget in the Obama Administration from January 2009 to July 2010, and was the Director of the Congressional Budget Office from January 2007 to December 2008.  Mr. Orszag is a member of the Board of Directors of the Peterson Institute for International Economics, the Mt. Sinai Medical Center and New Visions for Public Schools in New York, and is a member of the National Academy of Medicine.

Mr. Orszag has no family relationship with any director or executive officer of the Firm, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment to Retention Agreements with Messrs. Jacobs, Orszag and Russo

In connection with Mr. Jacobs ceasing to serve as Chief Executive Officer of the Company and Lazard Group and Mr. Orszag’s Appointments, on May 25, 2023, the Company and Lazard Group entered into an amendment (collectively, the “Amendments”) to the Amended and Restated Agreements Relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, with each of Messrs. Jacobs, Orszag and Russo (collectively, the “Agreements”).  The material terms and conditions of the Amendments are substantially the same as the terms and conditions of each respective Agreement, except for the appointments and position changes described above and as set forth below.

The Amendments for each of Messrs. Orszag and Russo have a term that expires on March 31, 2028 or, if later, the second anniversary of a change in control of the Company.  Effective as of the Transition Date, Mr. Orszag will be eligible to receive a base salary at an annual rate of $900,000 and Mr. Jacobs will be eligible to receive a base salary at an annual rate of $750,000.

The preceding summary of the Amendments is qualified in its entirety by reference to the Amendments attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, as though such agreements were fully set forth herein.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership changes described under Item 5.02 above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Kenneth M. Jacobs
10.2	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Peter R. Orszag
10.3	Amendment to Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 25, 2023, by and among the Registrant, Lazard Group LLC and Evan L. Russo
99.1	Press Release issued on May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD (Registrant)

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Chief Administrative Officer and General Counsel
Dated: May 26, 2023